Exhibit 10.56

HD SUPPLY HOLDINGS, INC.

EMPLOYEE STOCK OPTION AGREEMENT

This Executive Stock Option Agreement (the “Agreement”), effective as of the date on which occurs the pricing of the shares of Common Stock in connection with the Company’s initial public offering (the “Grant Date”), between HD Supply Holdings, Inc., a Delaware corporation, and [                    ] (hereinafter referred to as the “Executive”), is being entered into pursuant to the HD Supply Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”).  Capitalized terms used herein without definition shall have the meanings set forth in the Plan.

The Company and the Executive hereby agree as follows:

Section 1.  Grant of Options.

(a)                                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Executive of options to purchase                        Shares of Common Stock (the “Options”).  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the Options granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated herein by reference.  If there is any inconsistency between any express provision of this Agreement and any express provision of the Plan, the express provision of the Plan shall govern.

(b)                                 Option Price.  The Option Price for each share covered by the Options is the per share initial public offering price of the Common Stock set forth as the “price to public” on the cover page of the prospectus for the initial public offering.

Section 2.  Vesting and Exercisability.

(a)                                 Vesting.  Except as otherwise provided in Section 2(b) or Section 5, the Options shall become vested in full on the third anniversary of the date of closing of the initial public offering of the Common Stock, subject to the continuous employment of the Executive with the Company or any of its Subsidiaries until the applicable vesting date; provided that if the Executive’s employment with the Company is terminated by reason of the Executive’s death or Disability (a “Special Termination”), any Options held by the Executive shall immediately vest as of the effective date of such Special Termination.  Upon employment termination due to Retirement, all Options that have not become vested as of the date of Executive’s Retirement shall remain outstanding and shall further vest or be forfeited as follows: (i) unless the Administrator determines that the Executive (x) has previously engaged in an act or omission to act that would constitute Cause if the Executive had not retired or (y) to the extent not otherwise included in the definition of Cause applicable to the Executive, has engaged in Competitive Activity during the one-year period following the Executive’s Retirement (or such longer period applicable to the Executive) (the conduct set forth in clause (x) or (y), “Prohibited Activity”), any Options that would have vested on each scheduled vesting date following Executive’s Retirement if Executive had remained in continuous service with the Company and its Subsidiaries shall become vested on each such date; and (ii) if the Administrator determines that the Executive has engaged in Prohibited Activity, all of the Executive’s unvested Options as of the date of such determination shall terminate immediately and be forfeited without consideration therefor.  For purposes of this Agreement, “Retirement” means termination of employment with the Company and its Subsidiaries on or after Executive’s attainment of age sixty-two (62) and having at least five (5) years of continuous service with the Company and its Subsidiaries.

(b)                                 Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date the Options terminate pursuant to Section 3.  The Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.  Termination of Options.

(a)                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 2(a), Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                 Early Termination.  If the Executive’s employment with the Company terminates for any reason, any Options held by the Executive that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period), except for any vested Options that may become vested following Retirement pursuant to Section 2(a).  If the Executive’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Executive following the effective date of a termination of employment and Options vesting during Retirement in accordance with Section 2(a) (the “Covered Options”) shall remain exercisable until the date that is the first to occur of (i) the 90-day anniversary of the effective date of the Executive’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period); (ii) the 180-day anniversary of the effective date of the Executive’s termination of employment due to Retirement for Options vested at the time of such Retirement, and the 90-day anniversary of the vesting of any portion of the Options after Retirement in accordance with Section 2(a), (iii) the 180-day anniversary of the effective date of the Executive’s termination of employment in the case of a Special Termination, (iv) the Normal Termination Date or (v) the cancellation of the Options pursuant to Section 5, and if not exercised prior to such date the Options shall automatically terminate on such date.  If on the first date of the period set forth in Section 3(b)(i) or (ii), as applicable, the Option is not exercisable solely due to any of the restrictions set forth in

Section 4(b)(i), (ii) or (iii), the Option will not expire until the earlier of the Normal Termination Date or 90 days from the first date on which exercise of the Option ceases to be barred by any such restriction.

Section 4.  Manner of Exercise.

(a)                                 General.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Executive shall be pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time and shall include the Executive specifying in writing the proposed date on which the Executive desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Administrator. Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Executive shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Administrator, in an amount equal to the Exercise Price plus (if applicable) any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, the Executive may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Administrator may require the Executive to furnish or execute such other documents as the Administrator shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                 Restrictions on Exercise; Restrictions on Transfer.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i)  unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (ii) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, (iii) at any time that exercise of the Option would violate the Company’s insider trading policy, and (iv) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.  The Options are exercisable during the Executive’s life by the Executive only and are not transferable by the Executive other than by the laws of descent and distribution to the estate of the Executive upon the Executive’s death, and any purported transfer in violation of this sentence shall be void ab initio

(c)                                  Exercise Preclearance. Executive must exercise the Options in accordance with the Company’s insider trading policy and any applicable pre-trading clearance procedures.

Section 5.  Change in Control.  In the event of a Change in Control, the treatment of any outstanding Options shall be governed by Article XIV of the Plan.

Section 6.  Non-Competition/Non-Solicitation; Confidential Information.

(a)                                 Non-Competition/Non-Solicitation.  In consideration of the receipt of the Options granted pursuant to this Agreement the receipt and sufficiency of which the Executive hereby acknowledges, the Executive agrees that while he or she is employed by the Company or any of its Subsidiaries (collectively, the “Company Group”) and for a period of one year after the effective date of termination of his or her employment with the Company Group, he or she will not directly or indirectly:

(i)                                     engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that competes anywhere in North America (collectively, the “Territory”) with the business of the Company Group as then engaged in or proposed to be in engaged in by any member of the Company Group or any of their respective Affiliates;

(ii)                                  either alone or in association with others (x) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any employee of the Company Group to leave the employ of the Company Group, or (y) solicit for employment or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment or engage as an independent contractor, any person who was employed by the Company Group at any time during the term of the Executive’s employment with the Company Group and whose employment with the Company Group has been terminated for a period less than six months; or

(iii)                               solicit or otherwise attempt to establish for himself or herself or any other person, firm or entity anywhere in the Territory any business relationship of a nature that is competitive with the business or relationship of any member of the Company Group with any person, firm or corporation which was a customer, client or distributor of any member of the Company Group at any time during the Executive’s period of employment with the Company Group (in the case of any such activity during such period of employment) or during the twelve-month period preceding the effective date of the Executive’s termination of employment with the Company Group (in the case of any activity after the effective date of termination of employment).

(b)                                 Confidential Information.  The Executive agrees not to disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to any member of the Company Group or any of their respective Affiliates, including, without limitation, any such information or materials that any member of the Company Group or any of their respective Affiliates receives belonging to suppliers, customers or others who do business with any member of the Company Group or any of their respective Affiliates (collectively, “Confidential Information”), to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of the Executive’s breach of this Section 6.

(c)                                  Reasonable Protection.  The Company and the Executive agree that, during the period of the Executive’s employment with the Company Group, (i) the Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company Group, and will obtain Confidential Information that could be used to compete unfairly against members of the Company Group and their respective Affiliates and (ii) the covenants and restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company Group and the Executive considers them to be reasonable for such purpose.

(d)                                 Injunctive Relief.  The Executive agrees that any breach of the covenants contained in this Section 6 is likely to cause the Company Group substantial and irrevocable damage which is difficult to measure and, in the event of any such breach or threatened breach, that the Company, in addition to such other remedies which may be available, shall have the right to (i) effect the forfeiture of any unvested Options held by the Executive and/or (ii) obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6 and hereby waives the adequacy of a remedy at law as a defense to such relief.

(e)                                  Blue Pencil.  The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Section 6 is void or constitutes an unreasonable restriction against the Executive, the provisions of this Section 6 shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances.

(f)                                   The provisions of this Section 6 shall survive in accordance with its terms the termination of the Options without regard to whether the Options have been exercised.

Section 7.  Miscellaneous.

(a)                                 Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Executive shall not effect any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction) (a “Transfer”), including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution, of any Common Stock owned by the Executive, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such shorter period as may be generally applicable to the Company’s senior-most executives).  If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Executive shall not effect any Transfer, including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution, of any Common Stock owned by the Executive, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such shorter period as may be generally applicable to the Company’s senior-most executives).  The provisions of this Section 7 shall survive in accordance with its terms the termination of the Options without regard to whether the Options have been exercised.

(b)                                 Withholding.  The Company or one of its Subsidiaries shall require the Executive to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(c)                                  Authorization to Share Personal Data.  The Executive authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Executive to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(d)                                 No Rights as Stockholder; No Voting Rights.  The Executive shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of the Options and delivery of the Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Common Stock.

(e)                                  No Guarantee of Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate any Executive’s employment at any time, or confer upon any Executive any right to continue in the employ or retention of the Company.

(f)                                   Interpretation.  The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Administrator under or pursuant to the Plan or this Agreement shall be final and binding and conclusive on all persons affected hereby.

(g)                                  Forfeiture of Awards.  The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Executive, and is otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(h)                                 Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Executive hereby consents to the delivery of information (including, without limitation, information required to be delivered to the

Executive pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, this Agreement and the Options via Company web site or other electronic delivery.

(i)                                     Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(j)                                    Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Executive and the Company.

(k)                                 Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Executive without the prior written consent of the other party.

(l)                                     Applicable Law.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(m)                             Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(m).

(n)                                 Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(o)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(p)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement on the date set forth below.

HD SUPPLY HOLDINGS, INC.

By:
Ricardo J. Nuñez
SVP, General Counsel and Corporate Secretary

Date Signed:

EXECUTIVE

Name:

Employee ID:

Date Signed: